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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 1995

                          FOGELMAN SECURED EQUITY L.P.
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             (Exact name of Registrant as specified in its charter)

Delaware                                  0-19124             62-1326711
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(State or other jurisdiction            (Commission         (I.R.S. Employer
  of incorporation                       File Number)        Identification No.)
  or organization)

One Seaport Plaza, New York, New York                               10292-0116
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code: (212) 214-1016

                                      N/A
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         (Former name or former address, if changed since last report)

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Item 5.    Other Events.

     Prudential-Bache Properties, Inc., Avron B. Fogelman and Fogelman Enterprises, L.P., as general partners of Fogelman Secured Equity L.P. (the "Partnership"), have completed the liquidation of the Partnership's remaining assets. On November 10, 1995, the Partnership made a final liquidating distribution to the respective Unitholders in the amount of $.3779 per Unit, representing the remaining net cash of the Partnership following the payment of its respective remaining liabilities. As the distribution of these amounts to the Unitholders of the Partnership represented the final step in the liquidation of the Partnership, the general partners terminated the Partnership effective November 13, 1995.

Item 7.    Financial Statements and Exhibits.

     (c)(1)   Letter to Unitholders of Fogelman Secured Equity L.P.

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                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fogelman Secured Equity L.P.

By: Prudential-Bache Properties, Inc.
    A Delaware corporation, General Partner

     By: /s/ Eugene D. Burak                      Date: November 13, 1995
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     Eugene D. Burak
     Vice President